UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 28, 2007
BANK OF COMMERCE HOLDINGS
(Exact name of Registrant as specified in its charter)

California	0-25135	94-2823865

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1951 Churn Creek Road
Redding, California		96002

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (530) 224-3333
N/A
(Former Name or Former Address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act: None
Securities registered pursuant to Section 12(g) of the Act:
Common Stock, no par value per share
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate the number of shares outstanding of each of the issuer’s class of common stock, as of the latest practicable date. August 29, 2007: 8,928,640

Item 5.02(b), (c), (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Board of Directors of Bank of Commerce Holdings (the “Company”) has terminated the Employment Agreement (the “Agreement”) with Michael C. Mayer as president and CEO of the Company effective August 28, 2007. Mr. Mayer no longer serves as President and CEO of the Company, and he has resigned as a director of the Company. The employment agreement was entered into as of December 31, 2006 and had a four year term. The Agreement acknowledges that the term of the Agreement is four years but “subject to prior termination as herein provided”. Section 7 of the Agreement deals with the employer’s right to terminate the Agreement prior to the end of the term. The relevant portions of Section 7 are subsections (b) and (d). Section 7 then provides for the benefits to be received by the employee upon termination. Under the terms of Section 7(b) the “Executive will be paid six months total compensation package calculated as of the date of the Executives termination, plus any accrued profit sharing and vacation accrued to, but not taken as of the date of the termination.” The calculation of the total compensation package as of the date of termination was $325,280.00.
On August 28, 2007, the Board of Directors of the Company elected Patrick J. Moty to the position of President and Chief Executive Officer of the Company and its subsidiaries. Mr. Moty was born in 1957. Prior to his election as President and Chief Executive Officer, he served as Executive Vice President & Chief Credit Officer for the Company since December 2005. Prior to that, he served as the Company’s Senior Vice President and Chief Credit Officer since 2000; Senior Vice President and Senior Loan Officer since 1998; Vice President and Senior Loan Officer since 1993; Vice President and Loan Officer since 1988; and Assistant Vice President and Loan Officer since 1987. Mr. Moty joined the company in 1985 as a Loan Officer following four years in lending at a large regional financial institution. No changes in existing compensation arrangements have been made with Mr. Moty in connection with the election as President and CEO.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 30, 2007	/s/ Linda J. Miles

By: Linda J. Miles
Executive Vice President and Chief Financial Officer